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                                                                      EXHIBIT 23
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                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

    We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-61493, No. 33-50160, No. 333-12237, No. 333-39936, and
    No. 333-51162 on Form S-8 and No. 333-43263 on Form S-3 of Computer Task Group, Incorporated and Subsidiaries of our report dated January 31, 2001 (March 26, 2001 as to Note 5), appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated Subsidiaries for the year ended December 31, 2000.

    DELOITTE & TOUCHE LLP

    Buffalo, New York
    March 30, 2001


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